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                                 United States



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 28, 2003






                          CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)







         DELAWARE                          1-14380             73-1173881
(State or other jurisdiction of          (Commission        (I.R.S. Employer
incorporation or organization)           File Number)       Identification No.)






        ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)





                                 (918) 495-4000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The purpose of this report is to furnish information about CITGO Petroleum Corporation included in its News Release, clarifying recent reports, dated October 28, 2003, a copy of which is included as Exhibit 99.1.

This news release contains forward looking statements. Specifically, all statements pertaining to our margins, net income, liquidity, capital expenditures and available capital resources are forward looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward looking statements. These risks and uncertainties include developments in Venezuela and third parties' perceptions and reactions to them; changes in the availability and cost of crude oil, feedstocks, blending components and refined products; changes in prices or demand for CITGO products as a result of competitive actions or economic factors; changes in environmental and other regulatory requirements, which may affect operations, operating costs and capital expenditure requirements; costs and uncertainties associated with technological change and implementation; inflation; and continued access to capital markets and commercial bank financing on favorable terms. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this release. We undertake no obligation to publicly release any revision to these forward looking statements to reflect events or circumstances after the date of this report.


ITEM 7.   EXHIBITS

            C.   EXHIBITS

                    Exhibit 99.1 News Release issued by CITGO Petroleum Corporation dated October 28, 2003, entitled "CITGO Clarifies Recent Reports."

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CITGO PETROLEUM CORPORATION


Date:  October 28, 2003                         /s/ LARRY KRIEG
                                      -------------------------------------
                                                   Larry Krieg
                                      Controller (Chief Accounting Officer)



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                                 EXHIBIT INDEX


       Exhibit 99.1   News Release issued by CITGO Petroleum
                      Corporation dated October 28, 2003, entitled "CITGO Clarifies Recent Reports."